UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event) March 11, 2005

KOPIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19882	04-2833935
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 John Hancock Road, Taunton, MA 02780

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (508) 824-6696

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

On March 11, 2005, the Registrant filed a Form 12b-25 with the Securities and Exchange Commission pursuant to which it reported that its Annual Report on Form 10-K for the fiscal year ended December 25, 2004 (the “Form 10-K”) could not be filed within the prescribed time period without unreasonable effort or expense and that the Form 10-K will be filed on or before the fifteenth calendar day following the prescribed due date. As it previously reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2005, the Registrant also reported in the Form 12b-25 that it recorded a non-cash impairment charge of $5.3 million for the write-down of assets resulting from the transfer of its light-emitting diode (LED) operations to KO-BRITE Corp., a newly formed joint venture based in Asia.

The Registrant’s management consulted the Registrant’s independent registered public accounting firm regarding the application of United States generally accepted accounting principles to its calculation of this impairment charge. As a result of this consultation and in connection with its evaluation of the effectiveness of the Registrant’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended), the Registrant’s management expects to report, in the Form 10-K, a material weakness in its disclosure controls and procedures. The Registrant’s management has not concluded its evaluation of its disclosure controls and procedures and, accordingly, may report other material weaknesses in the Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Dated: March 11, 2005	By:	/s/ Richard A. Sneider
Richard A. Sneider Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)